EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated December 4, 2007 relating to the financial statements of Shimmer Gold, Inc. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Interest of Named Experts and Counsel" in such Prospectus.

"DMCL"
Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants

Vancouver, Canada
December 21, 2007